UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     July 24, 2015

hopTo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21683	13-3899021
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

1919 S. Bascom Avenue, Suite 600
Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01	Entry into a Material Definitive Agreement.

On July 24, 2015, hopTo Inc. (the "Company") entered into a purchase agreement (the "Purchase Agreement"), with certain "accredited investors" (within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) (the “Investors”), and, on July 28, 2015 (the “Closing”), the Company completed the sale of an aggregate of 31,588,791 shares of common stock, $0.0001 par value per share, at a purchase price of $0.08074 per share. Of the total shares issued, 28,863,995 shares of common stock were issued pursuant to the Purchase Agreement and an aggregate of 2,724,796 shares of common stock were issued, at the same price, pursuant to basic subscription agreements similar to the Purchase Agreement (but without having any representations, warranties, indemnities or covenants from the Company) to the following officers and directors of the Company: Eldad Eilam (CEO), Jean-Louis Casabonne (CFO), and directors Mike Brochu, Sam Auriemma, John Cronin, and Jeremy Verba.

There were no warrants or similar securities issued in the offering.

The Company received aggregate gross proceeds of $2,550,479 from the sale of the shares of common stock, which it intends to use for general and working capital purposes, including development, marketing, and monetization of its hopTo Work platform.

The Company offered and sold the shares of common stock without registration under the Securities Act pursuant to Section 4(2) and in reliance on Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The Company relied on this exemption from registration based in part on representations made by the Investors.

On July 28, 2015, the Company also entered into a registration rights agreement (the "Registration Rights Agreement") with the Investors and the officers and directors of the Company who purchased shares agreeing to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock acquired by them within 45 days of the closing and to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable thereafter; provided, that liquidated damages will apply if the Company is unable to have the registration statement declared effective by a stipulated time. The Registration Rights Agreement includes customary indemnification rights in connection with the registration statement.

A complete copy of each of the Purchase Agreement and the Registration Rights Agreement are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The summary of the transactions set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibits. The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties to the Purchase Agreement and the Registration Rights Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Registration Rights Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure under Item 1.01 above is incorporated herein by reference.

Item7.01	Regulation FD Disclosure.

On July 29, 2015, the Company issued a press release announcing the sale of the shares pursuant to the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Purchase Agreement dated as of July 24, 2015
10.2	Registration Rights Agreement dated as of July 28, 2015
99.1	Press Release dated July 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

hopTo Inc.

Dated: July 30, 2015	By:	/s/ Jean-Louis Casabonne
Jean-Louis Casabonne
Chief Financial Officer